UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Information
Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management's expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in Cornerstone Building Brands, Inc.'s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K.
Item 2.02. Results of Operations and Financial Condition.
On March 3, 2021, Cornerstone issued a press release (the “Press Release”) announcing Cornerstone’s financial results for the fiscal quarter and year ended December 31, 2020. A copy of the Press Release is attached as Exhibit 99.1.
Additionally, the slide presentation being used in connection with the Company’s previously announced March 4, 2021 webcast and conference call to discuss its fourth quarter and full year 2020 results (the "Supplemental Presentation") is available in the Investor Relations section of the Company’s website at www.cornerstonebuildingbrands.com.
Cornerstone’s Press Release and Supplemental Presentation include Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Applicable to Common Shares, Adjusted Net Income (Loss) Per Diluted Common Share, Pro Forma Net Sales, Pro Forma Gross Profit, Pro Forma Adjusted EBITDA, and Free Cash Flow which are non-GAAP financial measures. Adjusted EBITDA excludes restructuring and impairment charges, strategic development and acquisition related costs, goodwill impairment, COVID-19 related costs, non-cash gain (loss) on foreign currency transactions, non-cash charges of purchase price allocation to inventory, customer inventory buybacks, and share-based compensation. Adjusted Operating Income excludes restructuring and impairment charges, strategic development and acquisition related costs, goodwill impairment, COVID-19 related costs, non-cash charges of purchase price allocation to inventory, and customer inventory buybacks. Adjusted Net Income (Loss) Applicable to Common Shares and Adjusted Net Income (Loss) Per Diluted Common Share exclude restructuring and impairment charges, strategic development and acquisition related costs, goodwill impairment, COVID-19 related costs, non-cash gain (loss) on foreign currency transactions, non-cash charges of purchase price allocation to inventory, customer inventory buybacks, and the tax effect of the applicable non-GAAP adjustments. Adjusted EBITDA is calculated based on the terms contained in Cornerstone’s term loan credit agreement. Free Cash Flow is defined as net cash provided by operating activities less capital expenditures.
Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Applicable to Common Shares, Adjusted Net Income (Loss) Per Diluted Common Share, Pro Forma Net Sales, Pro Forma Gross Profit, and Pro Forma Adjusted EBITDA are measures used by management and, therefore, provided to investors to provide comparability between periods of underlying operational results. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss) Applicable to Common Shares, Adjusted Net Income (Loss) Per Diluted Common Share, Pro Forma Net Sales, Pro Forma Gross Profit, Pro Forma Adjusted EBITDA, and Free Cash Flow should not be considered in isolation or as substitutes for net income (loss), operating income (loss), net income (loss) applicable to common shares, net income (loss) per diluted common share, revenue or net cash provided by operating activities as determined in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures and reconciliations thereof to the most directly comparable measures prepared in accordance with generally accepted accounting principles are included in the Press Release furnished as Exhibit 99.1 hereto.
The information in this Item 2.02 and in Exhibit 99.1 which is attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that Cornerstone expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Jeffrey S. Lee
	Name:	Jeffrey S. Lee
	Title:	Executive Vice President and Chief Financial Officer

Date: March 3, 2021